UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2008

Commission File Number 000-28638

THE FLOORING ZONE, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	20-0019425
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

1245 Brickyard Road, Suite 590, Salt Lake City, Utah
(Address of principal executive offices)

84106
(Zip code)

(801) 433-2000
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 25, 2008 the board of directors of The Flooring Zone, Inc. (the “Company”) ratified the decision of the board of directors of its wholly-owned subsidiary The Flooring Zone of Georgia, Inc. (“FZ Georgia”) to discontinue the operations of FZ Georgia effective December 31, 2007. FZ Georgia had been engaged in the retail floorcovering business and was our sole operating subsidiary.

The determination to discontinue the operations of FZ Georgia was based on several factors, including: i) FZ Georgia has generated significant operating and net losses each year since inception, has realized steadily declining revenues since 2004 and had no prospects for a significant reversal in those trends; ii) FZ Georgia has substantial debt; and iii) to meet its operating needs, limit ongoing losses and satisfy its debts, management of FZ Georgia liquidated nearly all its assets during fiscal 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FLOORING ZONE, INC.

Dated: January 25, 2008	By:	/s/ Andrew Limpert
Andrew Limpert
Interim Chief Executive Officer